Exhibit 4.2

SECOND AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of March 2, 2021, by and among Caribou Biosciences, Inc., a Delaware corporation (the “Company”), each of the investors listed on Schedule A hereto (each, an “Investor”) and any Additional Purchaser (as defined in the Purchase Agreement) that becomes a party to this Agreement in accordance with Section 6.9 hereof.

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, and/or shares of Common Stock (all as defined below) issued upon conversion thereof and possess registration rights, information rights, rights of first offer, and other rights pursuant to an Amended and Restated Investors’ Rights Agreement dated as of May 12, 2016, among between the Company and such Investors (the “Prior Agreement”); and

WHEREAS, the Existing Investors are holders of at least a majority of the outstanding Registrable Securities of the Company (as defined in the Prior Agreement), and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties with the Company to that certain Series C Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement.

NOW, THEREFORE, the Company and the Existing Investors agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, limited partner, member, manager, managing member, employee, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with or shares the same management company with, such Person. For purposes of this definition, the term “control” when used with respect to any Person shall mean the power to direct the management or policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

1.2 “Board” means the board of directors of the Company.

1.3 “Certificate of Incorporation” means the Fourth Amended and Restated Certificate of Incorporation of the Company (as the same may be further amended or restated).

1.4 “Common Stock” means shares of the Company’s common stock, $0.0001 par value per share.

1.5 “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the same business as the Company, but shall not include (1) any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20%) of the outstanding equity of any business competitive with the Company and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any such company, (2) Pig Improvement Company UK Limited (“PIC”), (3) Novartis Institutes for BioMedical Research, Inc. (“NIBR”), (4) E.I. du Pont de Nemours & Co. (“DuPont”), (5) F-Prime Capital Partners Healthcare Fund IV LP or its Affiliate funds (“F-Prime”), (6) Anterra F&A Ventures I Coöperatief U.A. or its Affiliate funds (“Anterra”), (7) PFM Healthcare Master Fund, L.P., Partner Investments, L.P., PFM Healthcare Growth Equity Holdings I, LLC (collectively, “PFM”) or their Affiliate funds, (8) Zone III Healthcare Holdings, LLC or its Affiliate funds, (9) RIDGEBACK CAPITAL INVESTMENTS LP or its Affiliate funds and (10) AbbVie Inc. or AbbVie Manufacturing Management Unlimited Company as long as it remains an Affiliate of AbbVie, Inc.(collectively, “AbbVie”); provided, however, that in the event that the Board unanimously determines in good faith that PIC, NIBR, DuPont, F-Prime, Anterra, or AbbVie is or becomes competitive with the business of the Company, the Board shall be permitted to designate PIC, NIBR, DuPont, F-Prime, Anterra or AbbVie, as the case may be, as a “Competitor” for purposes of Section 3.2 of this Agreement.

1.6 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.7 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.9 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.10 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.11 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.12 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.13 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, in each case including adoptive relationships, of a natural person referred to herein.

1.14 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.15 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.16 “Lead Investors” means, collectively, PFM , Zone III Healthcare Holdings, LLC, and RIDGEBACK CAPITAL INVESTMENTS LP (but shall not include the Affiliate funds of such entities for purposes of the entities covered by this definition), as long as, in determining the status of such entity as a Lead Investor, such entity, together with its Affiliate funds, continues to beneficially own at least twenty percent (20%) of the shares of Series C Preferred Stock acquired by such Lead Investor pursuant to the Purchase Agreement.

1.17 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.18 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.19 “Preferred Stock” means, collectively, shares of the Company’s Series C Preferred Stock, Series B Preferred Stock, Series A-1 Preferred Stock, and Series A Preferred Stock.

1.20 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.21 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.22 “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(b) hereof.

1.23 “SEC” means the Securities and Exchange Commission.

1.24 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.25 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.26 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.27 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.28 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, $0.0001 par value per share.

1.29 “Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock, $0.0001 par value per share.

1.30 “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, $0.0001 par value per share.

1.31 “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, $0.0001 par value per share.

1.32 “SPAC Transaction” means any transaction or series of related transactions in which the Company’s outstanding shares of capital stock are exchanged for or otherwise converted into securities that are publicly listed on a securities exchange (the “Public Shares”), including through a merger, acquisition, business combination, or similar transaction, in each case with a vehicle commonly known as a special purpose acquisition company (a “SPAC”).

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) the date which is one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to Registrable Securities then outstanding having an anticipated aggregate offering price, net of Selling Expenses, of at least $20 million, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders, and (y) as soon as practicable, and in any event within one hundred twenty (120) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from a Holder or Holders of Registrable Securities, that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holder(s) having an anticipated aggregate offering price, net of Selling Expenses, of at least $1,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company, (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a)(i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) (i)

during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of

Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred eighty (180) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000 per registration, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be; provided, further, that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 6.9.

2.11 “Market Stand-off” Agreement.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter for an additional period of up to fifteen (15) days to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, held immediately before the effective date of the registration statement for the IPO (excluding any shares purchased in connection with or conditioned on the IPO and any securities acquired following the effective date of the registration statement for the IPO), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall only apply to the IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided, further, that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

(b) In connection with a SPAC Transaction, each Holder agrees to enter into an agreement with the SPAC or the Company to not transfer the Public Shares received by such Holder in connection with the SPAC Transaction (excluding (i) any Public Shares received in exchange for or upon conversion of securities issued in a private placement that is connected to or conditioned on the SPAC Transaction and (ii) any securities acquired following the consummation of the SPAC Transaction) pursuant to terms substantially similar to the terms in Section 2.11(a) (modified as appropriate for a SPAC Transaction).

2.12 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO, SEC Rule 144, in each case, to be bound by the terms of this Agreement.

(b) Each certificate, instrument or book-entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be notated, stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c) The holder of such Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a notice, legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that, with respect to transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate, instrument or book entry representing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate, instrument or book entry shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation;

(b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration (and without the requirement for the Company to be in compliance with the current public information required under subsection (c)(1) of SEC Rule 144); and

(c) the third (3rd) anniversary of the earliest to occur of (A) the IPO or (B) a SPAC Transaction.

3. Information and Observer Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Investor, provided that the Board has not reasonably determined that such Investor is a Competitor:

(a) as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred fifty (150) days after the end of each fiscal year of the Company (provided that for the 2020 fiscal year end, such period shall be one hundred eighty (180) days after the 2020 fiscal year end), a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year; all such financial statements audited and certified by independent public accountants selected by the Company;

(b) as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments;

(c) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, a summary statement showing the aggregate number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Investors to calculate their respective percentage equity ownership in the Company; and

(d) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget for the next fiscal year, prepared on a monthly basis, including revenue, expenses and cash position for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Investor (provided that the Board has not reasonably determined that such Investor is a Competitor), at such Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, in all cases during normal business hours of the Company as may be reasonably requested by the Investor; provided, however, that the Company shall not provide, pursuant to this Section 3.2, access to any information that it in good faith considers to be (x) a trade secret or (y) scientific or technical confidential information that is competitively sensitive; provided, further, that (i) the Company shall not be obligated to provide, pursuant to this Section 3.2, access to any information that it reasonably and in good faith determines the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel and (ii) any confidential information disclosed pursuant to this Section 3.2 shall be subject to the confidentiality and other restrictions under Section 3.5.

3.3 Observer Rights. As long as any shares of the Series A Preferred Stock, the Series A-1 Preferred Stock, or the Series B Preferred are outstanding, the holders of a majority of the Series A Preferred, the Series A-1 Preferred, and the Series B Preferred shall have the right, by a vote of a majority of the holders of such series of Preferred Stock, voting together as a single class on an as converted to Common Stock basis, to designate one (1) representative thereof who shall be invited by the Company to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, shall be given copies of all notices, minutes, consents, and other materials that the Company provides to the Board, such materials to be made available to such representative at or about the time as such materials are provided to the Board; provided, however, that such representative shall agree to hold in confidence all information so provided (it being understood that such representative shall be entitled to provide such information to the holders of the outstanding shares of the Series A Preferred Stock, the Series A-1 Preferred Stock, and the Series B Preferred, subject to the confidentiality and the other restrictions set forth in this Agreement); provided, further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Board has determined that such representative is a Competitor and/or if the representative’s access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in a conflict of interest or disclosure of trade secrets; and provided, further, that the Company may instruct such representative to withhold (and such representative shall withhold) such information from any holder of shares of the Series A Preferred Stock, the Series A-1 Preferred Stock, and/or the Series B Preferred if the Board has determined that such holder is a Competitor.

3.4 Termination of Rights. The covenants set forth in Section 3.1, Section 3.2 and Section 3.3 shall terminate and be of no further force or effect (i) immediately before the consummation of the earliest to occur of (A) the IPO or (B) a SPAC Transaction, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act due to shares of the Company, or a parent of the Company, being listed on a national securities exchange or trading system, or (iii) upon the closing of a Deemed Liquidation Event, whichever event occurs first.

3.5 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.5; (iii) to any Affiliate or any existing or prospective partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided, that, to the extent such Persons do not have professional confidentiality obligations under law or the applicable profession’s code of conduct, unless such Person is otherwise subject to an obligation of confidentiality with respect to such information, the Investor obtains from such Person an agreement to comply with the confidentiality provisions that apply to the Investor pursuant to this Agreement; (iv) as requested by a regulator or self-regulatory organization; (v) to the extent necessary in connection with Investor’s tax filings, financial, and other reporting (including with the SEC) and accounting matters; or (vi) as may otherwise be required by law, provided that, such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding anything in this Agreement to the contrary and unless an Investor is an Excepted Investor (as defined in the Purchase Agreement), the Company shall not provide any Investor that is a foreign person (as defined under Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”)) with “material non-public technical information” within the meaning of Section 721 of the DPA.

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor. An Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor, unless such party’s purchase of New Securities is otherwise consented to by the Board, (y) agrees to enter into this Agreement and each of the Voting Agreement and the Right of First Refusal and Co-Sale Agreement (as those terms are defined in the Purchase Agreement) as an “Investor” under each such agreement (provided that any Competitor shall not be entitled to any rights as an Investor under Sections 3.1, 3.2, 3.3 and/or 4.1 hereof), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the Investor holding the fewest number of Preferred Stock and any other Derivative Securities.

(a) The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within ten (10) days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such ten (10) day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1.

(d) The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation); (ii) shares of Common Stock issued in the IPO; and (iii) the issuance of shares of Series C Preferred Stock to Additional Purchasers pursuant to the Purchase Agreement.

(e) Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 4.1, the Company may elect to give notice to the Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Each Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Investor, maintain such Investor’s percentage-ownership position, calculated as set forth in Section 4.1(b) before giving effect to the issuance of such New Securities. The closing of such sale shall occur within sixty (60) days of the date notice is given to the Investors.

4.2 Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (A) immediately before the consummation of the earliest to occur of (A) the IPO or (B) a SPAC Transaction, (B) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act due to shares of the Company, or a parent of the Company, being listed on a national securities exchange or trading system, or (C) upon the closing of a Deemed Liquidation Event, whichever event occurs first.

5. Additional Covenants.

5.1 Insurance. At all times the Company will maintain directors’ and officers’ liability, employment practices liability, and product liability insurance in amounts and on terms to be determined by the Board. For so long as any Series C Director (as defined in the Certificate of Incorporation) is serving on the Board, the Company shall, no later than thirty (30) calendar days after each expiration or renewal date of such directors’ and officers’ liability insurance policy, deliver to each Investor that designated a Series C Director then serving on the Board a copy of the new or renewed directors’ and officers’ liability insurance policy (and evidence of such renewal thereof, if applicable) and written confirmation that such policy remains in effect.

5.2 Key Person Insurance. The Company shall maintain key person insurance on the life of Rachel E. Haurwitz, in amounts satisfactory to the Board, with the Company as a beneficiary and shall use commercially reasonable efforts to cause such insurance to be maintained until such time as the Board, including a majority of the Preferred Directors, determines that such insurance should be discontinued.

5.3 Employee Agreements. The Company will cause each person now or hereafter employed by it or by any wholly owned subsidiary with access to confidential information and/or trade secrets to enter into a confidential information and invention assignment agreement or similar agreement.

5.4 Board Matters. The Company shall reimburse the non-employee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board. As long as the holders of Series C Preferred Stock have the right to designate a Series C Director, the Company shall permit at least one (1) Series C Director to serve on each committee of the Board.

5.5 Right to Conduct Activities. The Company hereby agrees and acknowledges that each of the Lead Investors (together with its Affiliate funds) is a professional investment organization and AbbVie makes similar investments consistent with a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement shall preclude or in any way restrict the Lead Investors (or its Affiliate funds) and AbbVie from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, none of the Lead Investors (or their respective Affiliate funds) and AbbVie shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Lead Investor (or its Affiliate funds) and AbbVie in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of such Lead Investor (or its Affiliate funds) and AbbVie to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Lead Investors (or its Affiliate funds) and AbbVie from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

5.6 Termination of Covenants. The covenants set forth in this Section 5 shall terminate and be of no further force or effect (i) immediately before the consummation of the earliest to occur of (A) the IPO or (B) a SPAC Transaction, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or

15(d) of the Exchange Act due to shares of the Company, or a parent of the Company, being listed on a national securities exchange or trading system, or (iii) upon the closing of a Deemed Liquidation Event, whichever event occurs first.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 250,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided, further, that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of law principles.

6.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, such as, www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, it shall be sent to Caribou Biosciences, Inc., 2929 7th Street, Suite 105, Berkeley, CA 94710, Attention: Chief Legal Officer, email legalnotices@cariboubio.com; and a copy (which shall not constitute notice) shall also be sent to Reed Smith LLP, 1901 Avenue of the Stars, Suite 700, Los Angeles, California 90067, email amukhey@reedsmith.com, Attention: Ashok Mukhey, Esq., and if notice is given to an Investor, a copy shall also be given to such counsel as may appear with such Investor’s address on Schedule A hereto.

6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); provided, further, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) except as provided in clause (c) of this sentence, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction; (b) the definition of “Competitor” and this clause (b) may not be amended, terminated or waived without the written consent of PIC, NIBR, DuPont, F-Prime Capital Partners Healthcare Fund IV LP, Anterra F&A Ventures I Coöperatief U.A., PFM, Zone III Healthcare Holdings, LLC, RIDGEBACK CAPITAL INVESTMENTS LP, or AbbVie Inc., as the case may be, to the extent such Person is affected by such amendment, termination or waiver (it being understood that any such written consent by the Investor shall constitute consent on behalf of such Investor’s Affiliates and/or Affiliate funds, as applicable), (c) the waiver of the provisions of Section 4 with respect to a particular transaction, and any amendment of this clause (c), shall require, in addition to any other approval requirements under this Agreement, the written consent of the holders of at least two-thirds (2/3rds) of the then outstanding shares of Series C Preferred Stock and if any holders of Series C Preferred Stock purchase securities in such transaction, such two-thirds (2/3rds) of the then outstanding shares of Series C Preferred Stock must include each Lead Investor; (d) Section 1.16, Section 5.5 and this clause (d) may not be amended or waived without the written consent of each Lead Investor and (e) Section 5.5 and this clause (e) may not be amended or waived with respect to AbbVie without the written consent of AbbVie Inc. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Series C Preferred Stock after the date hereof pursuant to the Purchase Agreement, any purchaser of such shares of Series C Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

6.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13 Tekla Funds. A copy of the Declaration of Trust, as amended and restated, for each of Tekla Healthcare Investors and Tekla Life Sciences Investors (together, the “Tekla Funds”) is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Tekla Funds by an officer or trustee of the Tekla Funds in his or her capacity as an officer or trustee of the Tekla Funds, and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of each of the respective Tekla Funds.

[The remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, the parties have executed this Seconded Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

CARIBOU BIOSCIENCES, INC.

By:	/s/ Rachel E. Haurwitz
Name:	Rachel E. Haurwitz
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

PFM Healthcare Master Fund, L.P.
By: PFM Health Sciences, LP, its investment advisor

By:	/s/ Yuan DuBord
Name:	Yuan DuBord
Title:	CFO

Partner Investments, L.P.
By: PFM Health Sciences, LP, its investment advisor

By:	/s/ Yuan DuBord
Name:	Yuan DuBord
Title:	CFO

PFM Healthcare Growth Equity Holdings I, LLC
By: PFM Health Sciences GP, LLC, its member manager

By:	/s/ Yuan DuBord
Name:	Yuan DuBord
Title:	CFO

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

ZONE III HEALTHCARE HOLDINGS, LLC

By: Farallon Capital Management, L.L.C., its Manager

By:	/s/ Philip Dreyfuss
Name:	Philip Dreyfuss
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

RIDGEBACK CAPITAL INVESTMENTS LP
by RIDGEBACK CAPITAL MANAGEMENT LLC its Fund Manager:

By:	/s/ Christian Sheldon
Name:	Christian Sheldon
Title:	COO

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

AbbVie Inc.

By:	/s/ Adam Houghton
Name:	Adam Houghton
Title:	VP & Head, AbbVie Ventures

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

MAVERICK VENTURES INVESTMENT FUND, L.P.

By: Maverick Capital Ventures, LLC, its General Partner
By: Maverick Capital Advisors, L.P., its Manager

By:	/s/ Ginessa Avila
Name:	Ginessa Avila
Title:	Authorized Signatory

MAVERICK ADVISORS FUND, L.P.

By: Maverick Capital Ventures, LLC, its General Partner
By: Maverick Capital Advisors, L.P., its Manager

By:	/s/ Ginessa Avila
Name:	Ginessa Avila
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Adage Capital Partners, LP
By: Adage Capital Partners. GP, LLC, it’s General Partner
By: Adage Capital Advisors, LLC it’s Managing Member

By:	/s/ Dan Leham
Name:	Dan Leham
Title:	Chief Operating Officer

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Janus Henderson Capital Funds plc on behalf of its series Janus Henderson Global Life Sciences Fund

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

Janus Henderson Biotech Innovation Master Fund Limited

By: Janus Capital Management LLC, its investment advisor
By:	/s/ Andrew Acker
Name:	Andrew Acker
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

CAROLEM CAPITAL LLC

By	/s/ Michael Karlin
Name:	Michael Karlin
Title:	Manager

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Central Valley Administrators, Inc.

By:	/s/Richard Merkin
Name:	Richard Merkin
Title:	President

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

AngelList-Cces-Fund, a series of AngelList-JR-Funds, LLC

By:	/s/ Brett Sagan
Name:	Brett Sagan
Title:	Authorized Person

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

AngelList-Cces-PR-Fund, a series of AngelList-JR-Funds, LLC

By:	/s/ Brett Sagan
Name:	Brett Sagan
Title:	Authorized Person

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Jenny Rooke

By:	/s/ Jenny Rooke

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Point72 Biotech Private Investments, LLC

By:	/s/ Vincent Tortorella
Name:	Vincent Tortorella
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

NRG CAPITAL HOLDINGS LLC

By:	/s/ Michael Karlin
Name:	Michael Karlin
Title:	Manager

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

LLS TAP, LLC

By:	/s/ Louis DeGennaro
Name:	Louis DeGennaro
Title:	President & CEO

By:	/s/ Gordon Miller
Name:	Gordon Miller
Title:	EVP & CFO

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Tekla Healthcare Investors*

By:	/s/ Daniel R. Omstead
Name:	Daniel R. Omstead
Title:	President

*

The name Tekla Healthcare Investors is the designation of the Trustees for the time being under an Amended & Restated Declaration of Trust dated April 21, 1987, as amended, and all persons dealing with Tekla Healthcare Investors must look solely to the trust property for the enforcement of any claim against Tekla Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of Tekla Healthcare Investors.

Tekla Life Sciences Investors*

By:	/s/ Daniel R. Omstead
Name:	Daniel R. Omstead
Title:	President

*

The name Tekla Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with Tekla Life Sciences Investors must look solely to the trust property for the enforcement of any claim against Tekla Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of Tekla Life Sciences Investors.

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

PONTIFAX GLOBAL FOOD AND AGRICULTURE TECHNOLOGY FUND, L.P.

By:	/s/ Benjamin Belldegrun
Name:	Benjamin Belldegrun
Title:	Managing Partner

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Monashee Solitario Fund LP

By:	/s/ Jeff Muller
Name:	Jeff Muller
Title:	COO

DS Liquid Div RVA MON LLC

By:	/s/ Jeff Muller
Name:	Jeff Muller
Title:	COO

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

James and Jennifer Doudna Cate Living Trust DTD 01/02/2014

By:	/s/ Jennifer Doudna
Name:	Jennifer Doudna
Title:	Trustee

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Rodolphe and Lisa Barrangon

By:	/s/ Rodolphe Barrangon

By:	/s/ Lisa Barrangon

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Mintz Levin Special Investments Fund LLC

By:	/s/ Megan N. Gates
Name:	Megan N. Gates
Title:	Member

Mintz Levin Special Investments Fund LLC - Series FY21

By:	/s/ Megan N. Gates
Name:	Megan N. Gates
Title:	Member

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

F-PRIME CAPITAL PARTNERS HEALTHCARE FUND IV LP

By: F-Prime Capital Partners Healthcare Advisors Fund IV LP, its General Partner
By: Impresa Holdings LLC, its General Partner
By: Impresa Management LLC, its Managing Member

By:	/s/ Mary Bevelock Pendergast
Name:	Mary Bevelock Pendergast
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Zachary A. Robbins Trust dtd December 31, 1987

By:	/s/ Rich Robbins
Name:	Rich Robbins
Title:	Trustee

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Robbins Family Trust of 1986

By:	/s/ Rich Robbins
Name:	Rich Robbins
Title:	Trustee

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Lucas Hamilton Robbins Trust dtd November 17, 1991

By:	/s/ Rich Robbins
Name:	Rich Robbins
Title:	Trustee

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Avidity Master Fund LP

By:	/s/ Michael Gregory
Name:	Michael Gregory
Title:	Director

Avidity Capital Fund II LP

By:	/s/ Michael Gregory
Name:	Michael Gregory
Title:	Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Anterra F&A Ventures I Coöperatief U.A.

By:	/s/ Adam Sanders
Name:	Adam Sanders
Title:	Director

By:	/s/ Martin Goossens
Name:	Martin Goossens
Title:	Director

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Novartis Institutes for BioMedical Research, Inc.

By:	/s/ Scott A Brown
Name:	Scott A Brown
Title:	VP CAO

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INVUS PUBLIC EQUITIES, L.P.

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President of its General Partner

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

CA Fund I, a series of 5 Prime Ventures, LP
By: Fund GP, LLC its General Partner
By: Belltower Fund Group, Ltd. Manager of the General Partner

By:	/s/ Brett Sagan
Name:	Brett Sagan
Title:	Authorized Person

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

LifeSci Venture Partners II, LP

By:	/s/ Paul Yook
Name:	Paul Yook
Title:	Managing Member

LifeSci Venture Master SPV, LLC

By:	/s/ Paul Yook
Name:	Paul Yook
Title:	Managing Member

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investon’ Rights Agreement as of the date first written above.

INVESTORS:

James Berger & Marian Feldman

By:	/s/ James Berger

By:	/s/ Marian Feldman

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

E. I. du Pont de Nemours and Company

By:	/s/ George J. Duko
Name:	George J. Duko
Title:	Vice President, Mergers & Acquisitions

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

HEALTHCARE INNOVATION INVESTMENT FUND LLC

By:	/s/ Joseph R. Gentile
Name:	Joseph R. Gentile
Title:	Manager

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Avego Bioscience Capital, L.P.

By: Avego Bioscience Capital GP, LLC, its general partner

By:	/s/ James Flexner
Name:	James Flexner
Title:	Managing Partner

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Pacific Continental Investment Company, LLC

By:	/s/ Marc Stridiron
Name:	Marc Stridiron
Title:	Portfolio Manager

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Pig Improvement Company UK Limited

By:	/s/ Stephen Wilson
Name:	Stephen Wilson
Title:	CEO

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

WS Investment Company, LLC (21A)

By:	/s/ James Terranova
Name:
Title:

WS Investment Company, LLC (2014A)
By:	/s/ James Terranova
Name:
Title:

WS Investment Company, LLC (2015A)
By:	/s/ James Terranova
Name:
Title:

SIGNATURE PAGE TO SECOND AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

Investors